Exhibit 10.4

AMENDMENT 2011-1 TO

CONTRACT STOCK / RESTRICTED UNITS AGREEMENT

THIS AMENDMENT 2011-1 TO CONTRACT STOCK / RESTRICTED UNITS AGREEMENT (this “Amendment 2011-1”), is made as of [            ], 2011, by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and Stuart M. Essig (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Restricted Units Agreement (as defined below).

WHEREAS, pursuant to that certain Contract Stock / Restricted Units Agreement, dated as of [            ], between the Company and Executive (the “Restricted Units Agreement”), the Company granted the Executive [            ] shares of contract stock in the form of restricted units (the “Units”) representing the right to receive an equal number of shares of common stock of the Company, par value $.01 per share (“Common Stock”), on the terms and conditions set forth in the Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan and the Restricted Units Agreement;

WHEREAS, Section 13 of the Restricted Units Agreement provides that the Restricted Units Agreement may be amended pursuant to a written agreement signed by the Company and the Executive; and

WHEREAS, the Company and the Executive desire to amend the Restricted Units Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Restricted Units Agreement, as follows:

1. Section 3(b) of the Restricted Units Agreement is hereby amended and restated in its entirety as follows:

“(b) Subject to Section 4 below, one hundred percent (100%) of the then outstanding Units shall vest upon the occurrence of any of the following events:

(i) Executive’s Termination of Service (as defined below) (1) by the Company without “Cause” (as defined in Section 4.3 of the Employment Agreement), (2) by the Executive for “Good Reason” (as defined in Section 4.4 of the Employment Agreement), (3) by reason of a “Disability Termination” (as defined in Section 4.2 of the Employment Agreement), (4) by reason of the Executive’s death, (5) as a result of the Employment Agreement (or the Executive’s successor employment agreement with the Company, if any) not being amended, renewed or replaced by a new employment agreement upon the expiration of such agreement on December 31, 2011 or the Extended Expiration Date (as defined below), as applicable;

(ii) a “Change in Control” (as defined in the Employment Agreement) that occurs prior to the Executive’s Termination of Service; or

(iii) the appointment by the Board of a new Chief Executive Officer of the Company.”

2. Section 3(c) of the Restricted Units Agreement is hereby amended and restated in its entirety as follows:

“(c) For purposes of this Agreement, (1) “Termination of Service” shall mean the time when the Executive ceases to provide services to the Company and its Related Corporations and Affiliates as an employee for any reason with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, or disability. A Termination of Service shall not include a termination where the Executive is simultaneously reemployed by, or remains employed by, or continues to provide services as an employee to, the Company and/or one or more of its Related Corporations and Affiliates or a successor entity thereto; and (2) “Extended Expiration Date” shall mean, in the event that the Executive and the Company enter into (including by way of an automatic extension) a new, amended or renewed employment agreement on or prior to December 31, 2011, the last day of the term of such new, amended or renewed employment agreement.”

3. Section 5 of the Restricted Units Agreement is hereby amended to delete and replace the phrase “within thirty (30) days following” in its entirety with the phrase “within three (3) business days following.”

4. Section 6(a) of the Restricted Units Agreement is hereby amended to delete and replace the phrase “within thirty (30) days following” in its entirety with the phrase “within three (3) business days following.”

5. This Amendment 2011-1 shall be and is hereby incorporated in and forms a part of the Restricted Units Agreement.

6. All other terms and provisions of the Restricted Units Agreement shall remain unchanged except as specifically modified herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment 2011-1 as of the day and year first above written.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:
Name:	Richard E. Caruso
Title:	Chairman of the Board

EXECUTIVE

Stuart M. Essig

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